POSTAL REALTY TRUST, INC. REPORTS FIRST QUARTER 2025 RESULTS

- Agreed to New Rents on all 2025 & 2026 Negotiated Leases -
- Acquired 36 USPS Properties for $15.8 million at a Weighted Average Capitalization Rate of 7.6% -

Cedarhurst, New York, April 30, 2025 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,100 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter ended March 31, 2025.

Highlights for the Quarter Ended March 31, 2025

•28% growth in revenues from first quarter 2024 to first quarter 2025
•Net income attributable to common shareholders of $2.1 million, or $0.06 per diluted share
•Funds from Operations ("FFO") of $8.4 million, or $0.28 per diluted share
•Adjusted Funds from Operations ("AFFO") of $9.8 million, or $0.32 per diluted share
•Subsequent to quarter end, the Company announced a quarterly dividend of $0.2425 per share
•Acquired 36 USPS properties for approximately $15.8 million, excluding closing costs, at a weighted average capitalization rate of 7.6%
•Agreed to new lease terms on 2025 and 2026 negotiated leases with the USPS, which include 3% annual escalations

"2025 is off to a strong start, with continued momentum in our re-leasing efforts and a healthy pace of acquisitions," said Andrew Spodek, Chief Executive Officer. "We've agreed to new rents for leases through 2026 and are turning our attention to 2027 re-leasing. Our secure and increasingly visible cash flows are supported by long-term leases and rent escalations that further strengthen our internal organic growth profile."

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.8% occupied, comprised of 1,738 properties across 49 states and one territory with approximately 6.5 million net leasable interior square feet and a weighted average rental rate of $10.90 per leasable square foot based on rents in place as of March 31, 2025. The weighted average rental rate consisted of $13.07 per leasable square foot on last-mile and flex properties, and $4.12 on industrial properties.

During the first quarter, the Company acquired 36 last-mile and flex properties leased to the USPS for approximately $15.8 million excluding closing costs, comprising approximately 100,000 net leasable interior square feet at a weighted average rental rate of $13.69 per leasable square foot based on rents in place as of March 31, 2025.

Leasing

As of April 16, 2025, the Company received 38 fully executed new leases from the USPS for leases expired in 2025. We have been working diligently with the Postal Service to have fully executed leases in hand prior to upcoming expirations and are fully up to date for 2025 leases, aside for a lease at one asset that was recently acquired. The total net lump sum catch-up payment received from the USPS was approximately $0.4 million for leases executed during the first quarter 2025.

Balance Sheet & Capital Markets Activity

As of March 31, 2025, the Company had approximately $1.5 million of cash and property-related reserves, and approximately $307 million of net debt with a weighted average interest rate of 4.41%. At the end of the quarter, 92% of the Company's debt outstanding was set to fixed rates (when taking into account interest rate hedges), and $126 million of the Company's revolving credit facility was undrawn.

During the first quarter and through April 16, 2025, the Company issued 249,000 shares of common stock through its at-the-market equity offering program at an average price of $14.22 per share and 73,137 common units in its operating partnership as consideration for a portfolio acquisition at a price of $14.03 per unit.

Dividend

On April 21, 2025, the Company declared a quarterly dividend of $0.2425 per share of Class A common stock. The dividend equates to $0.97 per share on an annualized basis. The dividend will be paid on May 30, 2025 to stockholders of record as of the close of business on May 1, 2025.

Subsequent Events

Subsequent to quarter end and through April 16, 2025, the Company acquired 25 properties comprising approximately 73,000 net leasable interior square feet for approximately $12.7 million, excluding closing costs. The Company had another 35 properties totaling approximately $21.6 million under definitive contracts.

2025 Guidance

2025 Guidance
	Low		High
AFFO per Diluted Share	$1.20	to	$1.22
Acquisition Volume	$80.0 million	to	$90.0 million
Cash G&A Expense	$10.5 million	to	$11.0 million

Note: The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward-looking non-GAAP financial measure of AFFO per share guidance due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by

Item 10(e)(1)(i)(B) of Regulation S-K. Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments. In addition, certain non-recurring items may also significantly affect net income but are generally adjusted for in AFFO. Based on our historical experience, the dollar amounts of these items could be significant, and could have a material impact on the Company's GAAP results for the guidance period.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the first quarter 2025 financial results on Thursday, May 1, 2025, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Thursday, May 1, 2025, through 11:59 P.M. Eastern Time on Thursday, May 15, 2025, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13750500.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are for replacements of roof or parking lots, (iv) are considered infrequent or extraordinary in nature, or (v) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, casualty losses (recoveries) and income (expenses) on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of March 31, 2025 is calculated as total debt of approximately $308 million less cash and property-related reserves of approximately $1 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,100 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2025	2024
Revenues:
Rental income	$21,480	$16,604
Fee and other	670	683
Total revenues	22,150	17,287
Operating expenses:
Real estate taxes	2,649	2,302
Property operating expenses	2,461	2,353
General and administrative	4,936	4,292
Casualty and impairment losses, net	150	—
Depreciation and amortization	5,624	5,301
Total operating expenses	15,820	14,248

Loss on sale of real estate assets	(49)	—

Income from operations	6,281	3,039
Other income	30	50
Interest expense, net:
Contractual interest expense	(3,437)	(2,637)
Write-off and amortization of deferred financing fees and amortization of debt discount	(211)	(181)
Interest income	6	1
Total interest expense, net	(3,642)	(2,817)
Income before income tax expense	2,669	272
Income tax expense	(14)	(16)
Net income	2,655	256
Net income attributable to operating partnership unitholders’ non-controlling interests	(573)	(50)
Net income attributable to common stockholders	$2,082	$206
Net income (loss) per share:
Basic and Diluted	$0.06	$(0.01)
Weighted average common shares outstanding:
Basic and Diluted	23,216,150	22,045,310

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value and share data)

	March 31, 2025	December 31, 2024

Assets
Investments:
Real estate properties, at cost:
Land	$132,297	$128,457
Building and improvements	524,490	512,248
Tenant improvements	7,609	7,501
Total real estate properties, at cost	664,396	648,206
Less: Accumulated depreciation	(61,961)	(58,175)
Total real estate properties, net	602,435	590,031
Investment in financing leases, net	15,923	15,951
Total real estate investments, net	618,358	605,982
Cash	639	1,799
Escrow and reserves	926	744
Rent and other receivables	4,961	6,658
Prepaid expenses and other assets, net	12,032	14,519
Goodwill	1,536	1,536
Deferred rent receivable	3,154	2,639
In-place lease intangibles, net	12,140	12,636
Above market leases, net	272	305
Total Assets	$654,018	$646,818

Liabilities and Equity
Liabilities:
Term loans, net	$248,901	$248,790
Revolving credit facility	24,000	14,000
Secured borrowings, net	33,820	33,918
Accounts payable, accrued expenses and other, net	15,580	16,441
Below market leases, net	16,812	16,171
Total Liabilities	339,113	329,320
Commitments and Contingencies
Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized; 23,696,171 and 23,494,487 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	237	235
Class B common stock, par value $0.01 per share; 27,206 shares authorized; 27,206 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	310,131	310,031
Accumulated other comprehensive income	3,001	5,230
Accumulated deficit	(67,890)	(64,211)
Total Stockholders’ Equity	245,479	251,285
Operating partnership unitholders’ non-controlling interests	69,426	66,213
Total Equity	314,905	317,498
Total Liabilities and Equity	$654,018	$646,818

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share and per share data)

For the Three Months Ended March 31, 2025
Net income	$2,655
Impairment charges	65
Loss on sale of real estate assets	49
Depreciation and amortization of real estate assets	5,597
FFO	$8,366
Recurring capital expenditures	(168)
Write-off and amortization of deferred financing fees and amortization of debt discount	211
Straight-line rent and other adjustments	(326)
Fair value lease adjustments	(830)
Acquisition-related and other expenses	122
Income on insurance recoveries from casualties	(30)
Casualty losses, net	85
Non-real estate depreciation and amortization	27
Non-cash components of compensation expense	2,351
AFFO	$9,808
FFO per common share and common unit outstanding	$0.28
AFFO per common share and common unit outstanding	$0.32
Weighted average common shares and common units outstanding, basic and diluted	30,293,528